AMENDED AND RESTATED BY-LAWS

OF

PUTNAM ETF TRUST

(a Delaware Statutory Trust)

Effective as of June 23, 2023

TABLE OF CONTENTS

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AMENDED AND RESTATED BY-LAWS

OF

PUTNAM ETF TRUST

(a Delaware Statutory Trust)

ARTICLE I. - INTRODUCTION

Section 1.                Declaration of Trust. These By-Laws (“By-Laws”) shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (“Declaration of Trust”), of Putnam ETF Trust, a Delaware statutory trust (“Trust”). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

Section 2.                Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

ARTICLE II. - OFFICES

Section 1.                Principal Executive Office. The principal executive office of the Trust shall be 100 Federal Street, Boston, MA 02110 until such time as the Trustees may change the location of the principal executive office of the Trust to any other place within or outside the State of Delaware.

Section 2.                Delaware Office. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the Office of the Secretary of the State of Delaware.

Section 3.                Other Offices. The Trustees may at any time establish branch or subordinate offices at any place or places within or outside the State of Delaware as the Trustees may from time to time determine.

ARTICLE III. - MEETINGS OF SHAREHOLDERS

Section 1.                Place of Meetings. Meetings of Shareholders shall be held at any place designated by the Trustees. In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Trust.

Section 2.                Call of Meetings. There shall be no annual Shareholders’ meetings except as required by law. Special meetings of the Shareholders of the Trust or of any Series or Class may be called at any time by the Trustees or by the President or the Clerk for the purpose of

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taking action upon any matter requiring the vote or authority of the Shareholders of the Trust or of any Series or Class as herein provided or provided in the Declaration of Trust or upon any other matter as to which such vote or authority is deemed by the Trustees or the President to be necessary or desirable. Except as required by federal law including the Investment Company Act of 1940, as amended (the “1940 Act”), Shareholders shall not be entitled to call, or to have the Clerk call, special meetings of the Shareholders. To the extent required by federal law including the 1940 Act, special meetings of the Shareholders shall be called by the Clerk upon the request of the Shareholders owning Shares representing at least the percentage of the total combined voting power of all Shares of the Trust issued and outstanding required by federal law including the 1940 Act, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Clerk shall determine and specify to such Shareholders. If the President or Clerk fails for more than thirty (30) days to call a special meeting, the Trustees or the Shareholders requesting such a meeting may, in the name of the President or Clerk (as the case may be), call the meeting by giving the required notice. If the meeting is a meeting of Shareholders of any Series or Class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series or Class need be called and, in such case, only Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting. Any previously scheduled meeting of Shareholders may be postponed or cancelled by the Trustees upon public notice given prior to the time previously scheduled for such meeting.

Section 3.                Notice of Meetings of Shareholders. All notices of meetings of Shareholders shall be sent or otherwise given to Shareholders in accordance with Section 4 of this Article III not less than ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.

Section 4.                Manner of Giving Notice; Other Communications with Shareholders. Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration of Trust, these Bylaws or applicable law may be sent, delivered or made available in any reasonable manner as may be determined by the Trustees or officers if not otherwise prohibited by applicable law, including, without limitation, by mail, courier, e-mail, facsimile or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder’s current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of any notice or other communication.

Section 5.                Conduct of Meetings of Shareholders. The meetings of Shareholders shall be presided over by the Chair of the Trustees, or, if the Chair is not present at the meeting, then by a Trustee or officer designated by the Chair or authorized by the Trustees, or if there is no such person present at the meeting, then by any officer of the Trust present at the meeting, and

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such person shall be deemed for all purposes chair of the meeting. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; conditions on the recording of the meeting; limitations on participation in such meeting to Shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chair shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; conditions for the removal of any Shareholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; and regulations for the opening and closing of the polls for balloting on matters which are to be voted on by ballot.

The Clerk, if present, shall act as a Clerk of such meetings, or if he or she is not present or is otherwise presiding over the meeting in another capacity, an Assistant Clerk, if any, shall so act. If neither the Clerk nor the Assistant Clerk is present or, if present, the Clerk is otherwise presiding over the meeting in another capacity, then any such person appointed by the Clerk to act on his or her behalf shall act as Clerk of such meetings.

For any matter to be properly before any meeting of Shareholders, the matter must be a proper matter for Shareholder action under the Declaration of Trust, these By-laws and applicable law and must be specifically identified in the notice of meeting given by or at the direction of a majority of the Trustees then in office or otherwise brought before the meeting by or at the direction of the chair of the meeting, in the chair’s sole discretion. With the exception of Shareholder proposals submitted in accordance with, and otherwise meeting the requirements of, Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trust’s proxy materials.

Section 6.                Adjourned Meeting; Notice. Any meeting of Shareholders may, by action of the chair of the meeting, be adjourned from time to time without notice other than announcement at the meeting at which the adjournment is taken with respect to one or more matters to be considered at such meeting to a designated date which may be more than 120 days after the date initially set for the meeting, time and place, whether or not a quorum is present with respect to such matter. Upon motion of the chair of the meeting, the question of adjournment may (but is not required by these Bylaws to be) submitted to a vote of the Shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the Shares present and entitled to vote with respect to the matter or matters adjourned. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a Shareholders’ meeting, including any Shares that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

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Any proposal for which sufficient favorable votes have been received may (but need not) be acted upon and considered final and effective regardless of whether the Shareholders’ meeting is adjourned to permit additional solicitation with respect to any other proposal that is properly before the meeting.

Section 7.                Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust of the Trust, as in effect as of such time. The Shareholders’ vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than election of Trustees, any Shareholder may cast part of the votes that such Shareholder is entitled to cast in favor of the proposal and refrain from casting and/or cast the remaining part of such votes against the proposal, but if such Shareholder fails to specify the number of votes that such Shareholder is casting in favor of the proposal, it will be conclusively presumed that such Shareholder is casting all of the votes that such Shareholder is entitled to cast in favor of such proposal.

Notwithstanding any other provision of these By-laws, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (a) when required by the 1940 Act, Shares shall be voted by individual Series or Class; (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (c) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, the Declaration of Trust or these By-laws.

A Shareholder of a Series of the Trust shall be entitled to one vote for each dollar of net asset value per Share of such Series, on any matter on which such Shareholder is entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. All references in these By-Laws or the Declaration of Trust to a vote of, or the holders of, a percentage of Shares shall mean a vote of or the holders of that percentage of total voting power representing dollars of net asset value of a Series or of the Trust.

Except when a larger quorum is required by federal law, including the 1940 Act, or the requirements of any securities exchange on which Shares are listed for trading, the presence in person or by proxy of Shareholders owning Shares representing one-third (1/3) or more of the total combined voting power of all Shares of each Series or Class, or of the Trust, as applicable, entitled to vote shall be a quorum for the transaction of business at a Shareholders’ meeting with respect to such Series or Class or with respect to the entire Trust, respectively. At all meetings of the Shareholders, a quorum being present, the Trustees shall be elected by a vote of a plurality of the votes cast by Shareholders present in person or by proxy and all other matters shall be decided by a majority of the votes cast affirmatively or negatively by Shareholders present in person or by proxy; provided, that if the Declaration of Trust, these By-laws or applicable federal law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the votes cast by the Shareholders of that Series or Class present in person or by proxy shall decide that matter insofar as that Series or Class is concerned; provided, further, that

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if the matter to be voted on is one for which by express provision of the 1940 Act, a greater vote is required, then in such case such express provision shall control the decision of such matter. There shall be no cumulative voting for Trustees. Subject to the provisions of the Declaration of Trust, only Shareholders of record shall be entitled to vote.

Section 8.                Waiver of Notice; Consent of Absent Shareholders. The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice provided a quorum is present either in person or by proxy at the meeting of Shareholders and if either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting of the Shareholders signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders.

Attendance by a Shareholder at a meeting of Shareholders shall also constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Shareholders if that objection is expressly made at the beginning of the meeting.

Section 9.                Shareholder Action by Written Consent Without a Meeting. Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent or consents in writing setting forth the action to be taken is signed by the holders of Shares having not less than the minimum number of votes that would be necessary to authorized or take that action at a meeting at which all Shares entitled to vote on that action were present and voted; provided, however, that the Shareholders receive any necessary information statement or other necessary documentation in conformity with the requirements of the Securities Exchange Act of 1934 or the rules or regulations thereunder. Any such written consent may be executed and given by facsimile or other electronic means, including electronic transmission. All such consents shall be filed with the Clerk of the Trust and shall be maintained in the Trust’s records. Any Shareholder giving a written consent, a transferee of the Shares, a personal representative of the Shareholder, or their respective proxy holders may revoke the Shareholder’s written consent by a writing received by the Clerk of the Trust before written consents of the number of outstanding Shares required to authorize the proposed action have been filed with the Clerk.

If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Clerk shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article III to each Shareholder entitled to vote who did not execute such written consent.

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Section 10.            Record Date for Shareholder Notice; Voting and Giving Consents.

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(a)	For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment or postponement thereof, the Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than ten (10) days before the date of any such meeting. Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting. If the Trustees do not so fix a record date or close the register or transfer books of the affected Series or Classes, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
(b)	The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (a) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or (b) when prior action of the Trustees has been taken, shall be (i) such date as determined for that purpose by the Trustees, which record date shall not precede the date upon which the resolution fixing it is adopted by the Trustees and shall not be more than twenty (20) days after the date of such resolution, or (ii) if no record date is fixed by the Trustees, the record date shall be the close of business on the day on which the Trustees adopt the resolution relating to that action.
(c)	Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes. Only Shareholders of record on the record date, as herein determined, shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date. Subject to the provisions of the Declaration of Trust, (1) Shares that abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval and (2) Shares held in “street name” as to which the broker or nominee with respect thereto indicates on the proxy that it does not have discretionary authority to vote with respect to a particular proposal will be counted as present and outstanding and entitled to vote for purposes of determining whether a quorum is present at a meeting, but will not be counted as Shares voted (votes cast) with respect to such proposal or proposals.

Section 11.            Proxies. Subject to the provisions of the Declaration of Trust, Shareholders entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) a written instrument authorizing such a

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proxy to act is executed by the Shareholder or his or her duly authorized attorney-in-fact and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period, or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjourned or postponed session of a Shareholders’ meeting. At every meeting of Shareholders, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the chair of the meeting. Subject to the provisions of the Declaration of Trust or these By-Laws, all matters concerning the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 12.            Inspectors of Election. Before any meeting of Shareholders, the Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment or postponement. If no inspectors of election are so appointed, the chair of the meeting may appoint inspectors of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chair of the meeting may appoint a person to fill the vacancy.

These inspectors shall have the responsibilities assigned to them by the chair of the meeting, which may include, without limitation:

(a)	Determine the number of Shares outstanding and the voting power of each (and, to the extent that voting power is determined by Net Asset Value, the inspectors may rely upon a certificate of the Treasurer of the Trust with respect to the Net Asset Value per Share), the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;
(b)	Receive votes, ballots or consents;
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(c)	Hear and determine all challenges and questions in anyway arising in connection with the right to vote;
(d)	Count and tabulate all votes or consents;
(e)	Determine when the polls shall close;
(f)	Determine the result; and
(g)	Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

ARTICLE IV. - TRUSTEES

Section 1.                Powers. Subject to the applicable provisions of the 1940 Act, the Declaration of Trust and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.

Section 2.                Number of Trustees. The exact number of Trustees within the limits specified in the Declaration of Trust shall be fixed from time to time, as provided in the Declaration of Trust, by a resolution of the Trustees.

Section 3.                Vacancies. Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust.

Section 4.                Place of Meetings and Meetings by Telephone or Video Conference. All meetings of the Trustees may be held at any place that has been selected from time to time by the Trustees. In the absence of such a selection, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone, video conference or other communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees so participating shall be deemed to be present in person at the meeting. To the extent permitted by the 1940 Act, a Trustee may provide any proxy through written, electronic, telephonic, video, computerized, website, facsimile, telecommunications, telex, board portal, or by any other form of communication.

Section 5.                Regular Meetings. Regular meetings of the Trustees shall be held without call at such time as shall from time to time be fixed by the Trustees. Such regular meetings may be held without notice.

Section 6.                Special Meetings. Special meetings of the Trustees may be held at any time or place for any purpose when called by the President, the Executive Vice President, the Treasurer, or the Clerk or by written request of two (2) or more of the Trustees. It shall be sufficient notice to a Trustee of a special meeting: (a) to send notice (i) by mail at least forty-eight hours before the meeting, (ii) by courier at least forty-eight hours before the meeting, (iii) by electronic mail (e-mail), facsimile or other electronic means at least twenty-four hours before the meeting, in each case, addressed to the Trustee at his or her usual or last known business or

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residence address (or e-mail address, facsimile number or other appropriate address); or (b) to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Neither notice of a meeting nor a waiver of a notice need specify the purpose of the meeting or the place of the meeting, if the meeting is to be held at the principal executive office of the Trust.

Section 7.                Quorum; Act of Trustees. A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 9 of this Article IV. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Trustees, subject to the provisions of the Declaration of Trust and the 1940 Act. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 8.                Waiver of Notice. Notice of any meeting need not be given to any Trustee if a written notice of waiver, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to him or her. Any written waiver of notice may be provided and delivered to the Trust by mail, courier, e-mail, facsimile, board portal, or other electronic means. The waiver of notice or consent need not specify the purpose of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting, prior to or at its commencement, the lack of notice to that Trustee.

Section 9.                Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 10.            Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this Article IV to the Trustees who were present at the time of the adjournment.

Section 11.            Action Without a Meeting. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of the Trustees then in office. Unless the 1940 Act or the Declaration of Trust requires that a particular action be approved by a greater percentage such written consent shall be effective if provided by a majority of the Trustees then in office. Any such written consent may be executed and given by facsimile, board portal, website or other electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

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Section 12.                Fees and Compensation of Trustees.. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section 12 of Article IV shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

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Section 13.            Chair; Vice Chair. There shall be a Chair of the Trustees and, at the discretion of the Trustees, there may be a Vice Chair of the Trustees. The Chair of the Trustees and any Vice Chair of the Trustees will be considered officers of the Trustees and not of the Trust. The Chair of the Trustees and any Vice Chair of the Trustees shall be Trustees and may but need not be Shareholders.

Unless the Trustees otherwise provide, the Chair of the Trustees shall preside at all meetings of the Trustees. Each of the Chair of the Trustees and any Vice Chair of the Trustees shall have such other duties and powers relating to the operations of the Trustees as the Trustees may from time to time designate, but shall have no individual authority to act for the Trust as an officer of the Trust. The Trustees, including a majority of the Trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act, may appoint one or more persons to perform the duties of the Chair of the Trustees in the event of his or her absence at any meeting or in the event of his or her disability. The Chair of the Trustees shall also have the power to appoint one or more persons to perform the duties of the Chair of the Trustees in the event of his or her absence at any meeting.

ARTICLE V. - COMMITTEES

Section 1.                Committees of Trustees. The Trustees may by resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Trustees. The number composing such committees and the powers conferred upon the same shall be determined by the vote of a majority of the Trustees. The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect unless determined so by the Trustees. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may delegate to these committees any of its powers, subject to the limitations of applicable law. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

Section 2.                Proceedings and Quorum. In the absence of an appropriate resolution of the Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of any such resolution, a majority of the members of any committee shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Subject to any applicable requirements of the 1940 Act, any committee meeting may be held by conference telephone, video conference or other communication equipment, so long as all Trustees participating in the meeting can hear one

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another, and all such Trustees so participating shall be deemed to be present in person at the meeting.

Section 3.                Compensation of Committee Members. Each committee member may receive such compensation from the Trust for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Trustees.

ARTICLE VI. - OFFICERS

Section 1.                Officers. The officers of the Trust shall be a President, a Clerk, and a Treasurer. The Trust may also have, at the discretion of the Trustees, one or more Vice Presidents, one or more Assistant Clerks, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article VI. Any person may hold one or more offices of the Trust except that no one person may serve concurrently as both President and Clerk. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. Any officer may be, but need not be, a Trustee or Shareholder.

Section 2.                Election of Officers. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article VI, shall be chosen by the Trustees, and each shall serve at the pleasure of the Trustees, subject to the rights, if any, of an officer under any contract of employment.

Section 3.                Subordinate Officers. The Trustees may appoint and may empower the principal executive officer to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Trustees may from time to time determine.

Section 4.                Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by a vote of a majority of the Trustees then in office and in attendance, at any regular or special meeting of the Trustees or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Trustees. In addition, any officer appointed in accordance with the provisions of Section 3 of this Article may be removed, with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5.                Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The principal executive officer may make temporary appointments to a vacant office pending action by the Trustees.

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Section 6.                President. Unless the Trustees otherwise provide by vote or otherwise, the President shall be the principal executive officer of the Trust and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust. He or she shall have the general powers and duties of a president of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration of Trust or these By-Laws.

Section 7.                Vice Presidents. In the absence or disability of the President, any Vice President, unless there is an Executive Vice President, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Executive Vice President or Vice Presidents, whichever the case may be, shall have such other powers and shall perform such other duties as from time to time may be prescribed for them respectively by the Trustees or the President or by these By-Laws.

Section 8.                Clerk. The Clerk shall keep or cause to be kept at the principal executive office of the Trust, the office of the Administrator, the office of any sub-administrator or such other place as the Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of Shares present or represented at meetings of Shareholders and the proceedings of the meetings.

The Clerk shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust’s transfer agent or registrar, a share register or a duplicate share register showing the names of all Shareholders and their addresses and the number and classes of Shares held by each.

The Clerk shall give or cause to be given notice of all meetings of the Shareholders and of the Trustees (or committees thereof) required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Trustees or by these By-Laws.

Section 9.                Treasurer. Unless the Trustees otherwise provide by vote or otherwise, the Treasurer shall be the principal financial and accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust and each Series or Class thereof, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series or Classes thereof. The books of account shall at all reasonable times be open to inspection by any Trustee.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Trustees or these By-Laws.

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Section 10. Surety. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of such person’s duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities accessed by such person.

ARTICLE VII. - INSPECTION OF RECORDS AND REPORTS

Section 1.                Inspection by Shareholders. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any Series shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

Section 2.                Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VIII. - GENERAL MATTERS

Section 1.                Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

So long as the Trust shall employ a custodian to keep custody of the cash and securities of the Trust, all checks and drafts for the payment of money by the Trust may be signed in the name of the Trust by the custodian. Except as otherwise authorized by the Board of Trustees, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Trust by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Promissory notes, checks or drafts payable to the Trust may be endorsed only to the order of the custodian or its nominee and only by the treasurer or president or a vice president or by such other person or persons as shall be authorized by the Board of Trustees.

Section 2.                Contracts and Instruments; How Executed. The Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Trust (or any Series) and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3.                Fiscal Year. The fiscal year of the Trust and each Series shall be fixed and refixed or changed from time to time by the Trustees.

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Section 4.                Writings. To the fullest extent permitted by applicable laws and regulations:

(a)	all requirements in these By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and
(b)	all requirements in these By-Laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

Section 5.                Severability. The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Internal Revenue Code of 1986, as amended (or any successor statue thereto) or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

Section 6.                Headings. Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

ARTICLE IX. - AMENDMENTS

Except as otherwise provided by the 1940 Act or by the Declaration of Trust, these By-Laws may be restated, amended, supplemented or repealed by a majority vote of the Trustees then in office.

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